UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 11, 2003

Southwall Technologies Inc.

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(Exact name of registrant as specified in its charter)

Delaware

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(State of incorporation or organization)

0-15930 94-2551470

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(Commission File Number) (I.R.S. Employer

Identification No.)

3975 East Bayshore Road, Palo Alto, California 94303

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(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (650) 962-9111

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The undersigned registrant hereby amends and restates the following items of the Current Report on Form 8-K dated November 12, 2003, as set forth below and in the pages attached hereto:

Item 5. Other Events.

On November 11, 2003, Southwall Technologies Inc. ("Southwall") issued a press release announcing that on that same day it had entered into a letter agreement with Needham & Company, Inc. ("Needham"), outlining the principal elements of a proposed financing and proposed guarantees of an increase in the borrowing capacity under Southwall's bank facility. Pursuant to the letter, Southwall and Needham have agreed to negotiate in good faith definitive agreements with respect to the proposed guarantees and financing, subject to the satisfactory completion by Needham of its due diligence review of Southwall.

Pursuant to the letter agreement, the definitive agreements would provide that Needham would guarantee $1,500,000 of additional borrowing by Southwall under its existing Domestic Factoring Agreement with Pacific Business Funding, a division of Cupertino National Bank, which is a subsidiary of Greater Bay Bancorp ("PBF"), upon the satisfaction, in Needham's reasonable discretion, of certain conditions, including the agreement by the parties on the form of guarantee. In addition, Southwall would grant Needham board observer rights and appoint George Boyadjieff as the chairman of the board of directors. In connection with this guarantee, Southwall would issue Needham a five year warrant to purchase a number of shares of Southwall's common stock equal to 5% of the total shares outstanding, at a nominal exercise price.

The definitive agreements would further provide that Needham would guarantee an additional $500,000 under the PBF facility upon the satisfaction, in Needham's reasonable discretion, of additional conditions. These additional conditions would include the receipt of concessions from creditors and landlords. In connection with this additional guarantee, Southwall would issue Needham an additional five year warrant to purchase a number of shares of Southwall's common stock equal to 5% of the total shares outstanding, at a nominal exercise price.

Pursuant to the letter agreement, the definitive agreements would further provide that, following the extension of credit described above, Needham would agree to purchase from Southwall, and Southwall would agree to sell to Needham, 1,000,000 shares of a newly-issued convertible preferred stock at a price of $1.00 per share, upon the completion, in Needham's reasonable discretion, of certain restructuring measures. The preferred stock would be convertible on a one-for-one basis into Southwall common stock, have a preference over the common stock in the event of a liquidation or winding up of Southwall, and carry a cumulative dividend of 10% per annum along with other protective and anti-dilution provisions. In connection with this purchase of Southwall's preferred stock, Needham would receive an additional five year warrant to purchase a number of shares of Southwall's common stock equal to 5% of the total shares outstanding, at a nominal exercise price.

The definitive agreements would further provide that Needham would agree to purchase from Southwall, and Southwall would agree to sell to Needham, an additional 2,000,000 shares of the newly-created convertible preferred stock at a price of $1.00 per share upon satisfaction, in Needham's reasonable discretion, of certain conditions. These conditions would include Southwall's having attained certain revenue levels for the first quarter of 2004 from current business lines and the achieving of cash flow break-even at quarterly revenue levels below third quarter 2003 levels. In connection with this second purchase of Southwall's preferred stock, Needham would receive an additional warrant to purchase a number of shares of Southwall's common stock equal to 4% of the total shares outstanding, at a nominal exercise price.

If all of the transactions contemplated by the letter agreement between Southwall and Needham are consummated, Southwall will receive guarantees with respect to an additional $2,000,000 of borrowing under its factoring agreement with PBF and $3,000,000 in cash, in exchange for warrants to purchase an aggregate number of shares of common stock equal to approximately 19% of the shares outstanding before such issuance and 3,000,000 shares of a newly-created preferred stock, which would be convertible into a number of shares of common stock equal to approximately 24% of the shares outstanding before such issuance. If Needham were to exercise all such warrants and convert all such shares of preferred stock and continue to hold the approximately 1,481,000 shares of common stock currently held by it, it would own approximately 6,864,000 shares of Southwall common stock, or about 38% of the total shares of Southwall after such exercise and conversion.

In connection with the execution of the letter agreement with Needham, Southwall issued to Needham Capital Partners a warrant to purchase 1,254,235 shares of common stock, approximately 10% of the total shares currently outstanding. The warrant, exercisable for $0.01 per share, will expire on the earlier of five years from its issuance and the execution of the definitive agreements by Southwall, Needham and PBF. The number of shares issuable upon exercise of the warrant will increase in an amount equal to 10% of any securities issued in connection with a financing or capital raising, other than with Needham, occurring before the end of Southwall's first fiscal quarter of 2004. Southwall granted certain registration rights to Needham Capital Partners with respect to the shares issuable upon exercise of the warrant. If the parties have not entered into definitive agreements by November 30, 2003, the letter agreement will terminate and Needham will have no obligation to extend the guarantees or purchase the shares of preferred stock, as described above.

Sanwa Bank has notified Southwall that Southwall has not made the final payment under its borrowing arrangement with Sanwa ($1,250,000 in principal plus accrued interest) that was due on November 6, 2003, and that on November 11, 2003, Sanwa will deem Southwall in default.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Press Release, dated November 11, 2003, issued by Southwall Technologies Inc.

99.2 Letter agreement, dated November 11, 2003, between Southwall and Needham & Company, Inc.

99.3 Warrant to purchase shares of Southwall's common stock, dated November 11, 2003, issued to Needham Capital Partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWALL TECHNOLOGIES INC.

Date: November 12, 2003 By: /s/ Thomas G. Hood____________

Thomas G. Hood

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

99.1 Press Release, dated November 11, 2003, issued by Southwall Technologies Inc.

99.2 Letter agreement, dated November 11, 2003, between Southwall and Needham & Company, Inc.

99.3 Warrant to purchase shares of Southwall's common stock, dated November 11, 2003, issued to Needham Capital Partners.